Abatix Environmental Corp.
                         8311 Eastpoint Drive, Suite 400
                               Dallas, Texas 75227

                                 PROXY STATEMENT
                                       For
                         ANNUAL MEETING OF STOCKHOLDERS

     The Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Abatix Environmental Corp., a Delaware corporation (the "Company"), of proxies for use at the 1996 Annual Meeting of Stockholders ("Annual Meeting") to be held at the Holiday Inn, LBJ Northeast, 11350 LBJ Freeway, Dallas, Texas 75238 on Thursday, May 23, 1996 at 9:00 A.M., Central Time, or at any and all adjournments thereof. The cost of this solicitation will be borne by the Company. Directors, officers and employees of the Company may solicit proxies by telephone, telegraph or personal interview. The Annual Report of the Company for the fiscal year ended December 31, 1995 is being mailed together with this Proxy Statement and form of Proxy. The approximate date of mailing of this Proxy Statement and form of Proxy is April 30, 1996.

                       OUTSTANDING STOCK AND VOTING RIGHTS

     In accordance with the By-Laws of the Company, the Board of Directors has fixed the close of business on April 25, 1996 as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting. Only stockholders of record on that date, on which the transfer books of the Company remained open, will be entitled to vote. A stockholder who submits a proxy on the accompanying form has the power to revoke it by notice of revocation directed to the proxy holders of the Company at any time before it is voted. Unless authority is withheld in writing, proxies which are properly executed will be voted for the proposals thereon. Although a stockholder may have given a proxy, such stockholder may nevertheless attend the meeting, revoke the proxy and vote in person. The affirmative vote of a plurality of the shares of Common Stock present or represented at the meeting is required to elect Directors. The ratification of the appointment of the Company's auditors will require the affirmative vote of a majority of the shares of the Company's Common Stock voting at the Annual Meeting in person or by proxy.

     As of April 25, 1996, the record date for determining the stockholders of the Company entitled to vote at the Annual Meeting, approximately 2,088,964 shares of the Common Stock of the Company, $.001 par value ("Common Stock"), were issued and outstanding. Each share of Common Stock entitles the holder to one vote on all matters brought before the Annual Meeting. The quorum necessary to conduct business at the Annual Meeting consists of a majority of the outstanding shares of Common Stock as of the record date.

     Brokers who hold shares for the accounts of their clients may vote such shares either as directed by their clients or in their own discretion if permitted by the stock exchange or other organization of which they are members. Members of the New York Stock Exchange are permitted to vote their client's proxies in their own discretion as to the election of directors if the client has not furnished voting instructions within ten days of the meeting. Certain proposals other than the election of directors are "non-discretionary" and brokers who have received no instructions from their clients do not have discretion to vote on those items. When brokers vote proxies on some but not all of the proposals at a meeting, the missing votes are referred to as "broker non-votes". If any such proposals were on the agenda for this meeting, broker non-votes would be included in determining the presence of a quorum at the meeting, but they would not be considered "shares present" for voting purposes and would have no impact on the outcome of such proposals.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth Common Stock ownership information as of March 31, 1996, with respect to (i) each person known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (ii) each director and executive officer of the Company and (iii) all directors and executive officers of the Company as a group. This information as to beneficial ownership was furnished to the Company by or on behalf of the persons named. Unless otherwise indicated, the business address of each person listed is 8311 Eastpoint Drive, Suite 400, Dallas, Texas 75227.

                                                  Shares
                                               Beneficially      Percent of
Name                                           Owned  (1)       Class    (2)
- ----                                           -----------      ------------
Terry W. Shaver (3)                               624,450           29.6%
Gary L. Cox (4)                                   412,750           19.6%
Frank J. Cinatl (5)                                30,500            1.4%
Lamont C. Laue (6)                                  2,000            0.1%
All executive officers and directors
 as a group (4 persons)                         1,069,700           49.5%

     (1) Unless otherwise provided, represents shares for which the beneficial owner has sole voting and investment power and includes options currently exercisable or exercisable within 60 days.

     (2) The percentage of class is calculated assuming that the beneficial owner has exercised any options or other rights to subscribe which are currently exercisable within sixty (60) days and that no other options or rights or warrants to subscribe have been exercised by anyone else.

     (3) Mr. Shaver is President, Chief Executive Officer and a Director of the Company. The shares beneficially owned by Mr. Shaver include options to purchase 21,250 shares of the Company's Common Stock.

     (4) Mr. Cox is Executive Vice President, Chief Operating Officer, Secretary and a Director of the Company. The shares beneficially owned by Mr. Cox include options to purchase 21,250 shares of the Company's Common Stock.

     (5) Mr. Cinatl is Vice President and Chief Financial Officer (Principal Accounting Officer) of the Company. The shares beneficially owned by Mr. Cinatl include options to purchase 30,000 shares of the Company's Common Stock.

     (6) Mr. Laue is a Director of the Company.

                              ELECTION OF DIRECTORS

     The Board of Directors is responsible for the overall affairs of the Company. The names of the nominees, their principal occupations and the year in which they became Directors, are set forth.

                              NOMINEES FOR ELECTION

                                                           Director
Name and Principal Occupation                       Age     Since
- -----------------------------                       ---    --------
Terry W. Shaver, President and                       38      1988
Chief Executive Officer

Gary L. Cox, Executive Vice                          42      1988
President, Chief Operating
Officer and Secretary

Lamont C. Laue, Consultant                           66      1995


     Each Director is elected for a period of one year at the Company's annual meeting of stockholders. Executive officers are elected annually and, except to the extent governed by employment contracts, serve at the discretion of the Board of Directors.

     TERRY W. SHAVER has served as President, Chief Executive Officer and a Director of the Company since its incorporation in December 1988 and of its predecessor, T&T Supply Company, Inc., since its organization in May 1983. From February 1979 until May 1983, Mr. Shaver was a Sales Representative with Global Safety Resources, Inc., Dallas, Texas, a distributor of industrial safety equipment and supplies. From July 1978 to January 1979, Mr. Shaver was a Sales Representative with Continental Industrial Supply Corp., Richardson, Texas, a distributor of industrial equipment and supplies. Between January 1977 and July 1978, Mr. Shaver was a Sales Representative with Briggs-Weaver, Inc., Dallas, Texas, a distributor of industrial equipment and supplies.

     GARY L. COX has been Executive Vice President, Chief Operating Officer and a Director of the Company since its organization and Vice President and a Director of its predecessor corporation, T & T Supply Company, Inc., since February 1985. From April 1984 to December 1985, Mr. Cox also was Vice President of Diamond Built, Inc., Dallas, Texas, a real estate investment and construction company. Between January 1980 and March 1984, Mr. Cox was President of W.R. Cox Electric, Inc., Dallas, Texas, an electrical contracting firm and was with that company in various capacities commencing in June 1974.

     LAMONT C. LAUE was appointed a Director of the Company in January 1995 to fill the vacancy resulting from the resignation of S. Stanley French in November 1994, and was elected a Director at the 1995 annual meeting. Mr. Laue also served as a Director of the Company from 1989 until 1991. Between 1960 and December 1987, Mr. Laue was employed in various executive capacities with Sun Exploration and Production Company or affiliates thereof. During this time, Mr. Laue was the Manager of Business Planning and Economics Analysis for the Production Division from January 1984 to December 1987, and was the Manager of Operations Services for the Sun Gas Company between January 1981 and December 1983. Mr. Laue retired from Sun Exploration and Production Company in December 1987.

     The Company has not established a standing audit, nominating or compensation committee of the Board of directors at the present time. During 1995, the Board of Directors held eight meetings which were attended by all of the Directors.

     All Directors who are not otherwise employed by the Company received during 1995 and will receive in the future an annual fee of approximately $2,500 for serving as Directors. Directors will also be reimbursed for reasonable expenses incurred in connection with their attendance at meetings. There are no family relationships among the Company's Executive Officers and Directors.

     Section 145 of the General Corporation Law of Delaware permits the indemnification of directors, officers, employees and agents of Delaware corporations. The Company's Certificate of Incorporation and By-Laws provide that the Company shall indemnify its Directors and Officers to the full extent permitted by the General Corporation Law of the State of Delaware.

                             EXECUTIVE COMPENSATION

     All of the Company's Executive Officers are full-time employees. Total cash compensation paid to all Executive Officers as a group for services provided to the company in all capacities during the fiscal year ended in December 31, 1995 aggregated to $348,000. Set forth below is a summary compensation table in the tabular format specified in the applicable rules of the Securities and Exchange Commission with respect to all Executive Officers of the Company or any of its subsidiaries who received total salary and bonus which exceeded $100,000 during the periods reflected.

                           SUMMARY COMPENSATION TABLE

                                 Annual Compensation                     Long Term Compensation
                      ------------------------------------------  -------------------------------------
                                                                                 Securities
Name and                                                                         Underlying
Principal                                         Other Annual     Restricted     Options/                  All Other
 Position     Year      Salary        Bonus      Compensation*       Stock        SARs (#)      LTIP      Compensation
- -----------  -------  ------------  -----------  ---------------  ------------- -------------  --------  ----------------

Terry W.      1995     $125,000      $10,000        $13,065            -           21,250         -             -
Shaver,       1994     $116,000         -           $12,000            -           20,000         -             -
President     1993     $108,000         -           $12,000            -             -            -             -
and CEO

Gary L.       1995     $125,000      $10,000        $13,065            -           21,250         -             -
Cox,          1994     $116,000         -           $12,000            -           20,000         -             -
Exec. V.P.    1993     $108,000         -           $12,000            -             -            -             -
and COO

* - Represents the annual value of vehicles and related maintenance benefits ($12,000) provided to such executive officers in all years presented. In 1995, the amount also includes an amount related to the exercise of stock options whereby the market price exceeded the exercise price on the date of exercise.

                              EMPLOYMENT AGREEMENTS

     Messrs. Shaver and Cox are parties to employment agreements with the Company expiring December 31, 1996. These agreements provide for minimum annual compensation of $125,000 each. Such employment agreements preclude each individual from competing with the Company for a period of twelve months following termination of his employment for cause or by reason of his voluntarily leaving the employ of the Company. The employment agreements also require them to maintain the confidentiality of proprietary data relating to the Company and its activities and services. The employment agreements also provide for certain executive benefits such as the use of an automobile, reimbursement of business expenses, health insurance and related benefits.

     The Company maintains a corporate membership at a local country club which is used by the officers and key employees of the Company to promote the business of the Company. Mr. Shaver pays the dues under this arrangement.

                      OPTION/SAR GRANTS IN 1995 FISCAL YEAR
                                                                                       at Assumed Annual
                      Number of      % of Total                                          Rates of Stock
                     Securities     Options/SARs                                       Price Appreciation
                     Underlying      Granted to                                         for Option Term
                    Options/SARs    Employees in    Exercise or                        ------------------
Name                   Granted       Fiscal Year    Base Price      Expiration Date      5%          10%
- ------------------  --------------  --------------  ------------  -------------------  ------      ------

Terry W. Shaver        500 (A)          14.3%          $0.50        March 31, 1995       (A)         (A)
                       1,250 (B)        35.7%          $3.375       December 31, 1996    $450        $900

Gary L. Cox            500 (A)          14.3%          $0.50        March 31, 1995       (A)         (A)
                       1,250 (B)        35.7%          $3.375       December 31, 1996    $450        $900

     (A) - These options were forfeited due to the voluntary termination by an employee. The Stock Option Committee regranted these options to Messrs. Shaver and Cox on February 29, 1995, and, according to the 1992 Option Plan, these options were exercisable for a period of 30 days. On March 30, 1995, Messrs. Shaver and Cox exercised these options when the market price was $2 5/8.

     (B) - These options were forfeited due to the voluntary termination by an employee. The Stock Option Committee regranted these options to Messrs. Shaver and Cox on August 17, 1995, and, according to the 1994 Option Plan, these options are exercisable until December 31, 1996. The exercise price was equal to the market price on the date of regrant.

 AGGREGATE OPTION/SAR EXERCISES IN 1995 FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

                                                         Number of
                                                         securities          Value of
                                                         underlying         unexercised
                                                        unexercised        in-the-money
                                                      options/SARs at     options/SARs at
                                                      fiscal year end     fiscal year end
                                                            (#)                 ($)
                                                      -----------------  ------------------
                     Shares acquired      Value        Exercisable /       Exercisable /
Name                 on exercise (#)   Realized ($)   unexercisable *     unexercisable *
- ------------------  ------------------ -------------  -----------------  ------------------

Terry W. Shaver            500            $1,065       21,250             $7,500
                                                       11,250 / 10,000    $5,000 / $2,500

Gary L. Cox                500            $1,065       21,250             $7,500
                                                       11,250 / 10,000    $5,000 / $2,500

Frank J. Cinatl             -               -          30,000             $15,000
                                                       20,000 / 10,000    $12,500 / $2,500

* - As of January 1, 1996, all options are exercisable.

                                PERFORMANCE GRAPH

     The following table compares total stockholder returns for the Company over the last five years to the CRSP Total Return Index for The Nasdaq Stock Market and for Nasdaq Non-Financial Stocks assuming a $100 investment made on December 31, 1990. The stock performance shown on the graph below is not necessarily indicative of future price performance. An average of the closing bid and ask prices is used to compute the return for Abatix Environmental Corp.

     For electronic filing purposes, the table below depicts the required data included in the line graph of the paper copy of this Proxy Statement.

                                     1990     1991     1992     1993     1994     1995
                                    ------   ------   ------   ------   ------   ------
Abatix Environmental Corp.          100.00   105.56   166.67   300.00   183.33   266.67
Nasdaq Total Return Index           100.00   160.56   186.87   214.51   209.69   296.30
Nasdaq Non-Financial Stocks Index   100.00   160.98   176.09   203.32   194.86   267.92

                                RETIREMENT PLANS

     The Company established a so-called SEP-IRA Plan (Simplified Employee Pension-Individual Retirement Accounts Contribution Plan) in May 1988 pursuant to which the Company contributed $20,269 during 1993. The Company terminated the SEP-IRA Plan November 1993 and established a new 401-K Plan in November 1993, pursuant to which the Company contributed $51,358, $25,657 and $5,018 during 1995, 1994 and 1993, respectively. At this time Terry W. Shaver, Gary L. Cox and 47 other employees are eligible to participate in the 401-K Plan, which requires all employees to have performed services to the Company for at least one year. Contributions by an employee in any one year may not exceed the lesser of 15% of their respective salary or the Internal Revenue Service specified limits. The Company is currently obligated to match 20% of the employees' contributions on an ongoing basis, but the Board of Directors may recommend an increase or a decrease in the matching portion at any time in the future.

                   TRANSACTIONS WITH MANAGEMENT AND AFFILIATES

     In February 1995, the Company purchased 90,000 shares of Common Stock for $225,000 in a private transaction from S. Stanley French, a former officer and director of the Company. In July 1995, the Company purchased 50,000 shares of Common Stock for $138,500 in a private transaction from LifeSciences Technology Partners LP, a former stockholder owning greater than 5% of the outstanding stock.

                      APPOINTMENT OF THE COMPANY'S AUDITORS

     The appointment of KPMG Peat Marwick as independent auditors of the Company for the fiscal year ended December 31, 1996 will be ratified.

     Although the Board of Directors of the Company is submitting the appointment of KPMG Peat Marwick for stockholder approval, it reserves the right to change the selection of KPMG Peat Marwick as auditors, at any time during the fiscal year, if it deems such change to be in the best interest of the Company, even after stockholder approval.

     Representatives of KPMG Peat Marwick are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

                         INTEREST OF CERTAIN PERSONS IN
                     OPPOSITION TO MATTERS TO BE ACTED UPON

     The Company is not aware of any substantial interest, direct or indirect, by securities holdings or otherwise of any officer, director or associate of the foregoing persons in any matter to be acted on, as described herein, other than elections to offices.

                                  OTHER MATTERS

     Management is not aware of any other business which may come before the meeting. However, if additional matters properly come before the meeting, proxies will be voted at the discretion of the proxy holders.

                   STOCKHOLDER'S PROPOSALS TO BE PRESENTED AT
                      THE COMPANY'S NEXT ANNUAL MEETING OF
                                  STOCKHOLDERS

     Stockholder proposals intended to be presented at the 1997 Annual Meeting of Stockholders of the Company must be received by the Company, at its principal executive offices no later than December 31, 1996, for inclusion in the Proxy Statement and Proxy relating to the 1997 Annual Meeting of Stockholders.

                     AVAILABILITY OF FORM 10-K ANNUAL REPORT

     Copies of the Company's Annual Report on Form 10-K for the year ended December 31, 1995, as filed with the Securities and Exchange Commission, are available without charge to stockholders upon request to Mr. Frank J. Cinatl, Vice President, Abatix Environmental Corp., 8311 Eastpoint Drive, Suite 400, Dallas, Texas 75227.

                            BY ORDER OF THE BOARD OF DIRECTORS

                                        Gary L. Cox, Secretary
Dallas, Texas
April 30, 1996